                                                                     EXHIBIT 2.1



                         AGREEMENT AND PLAN OF MERGER

                                     AMONG

                        ASSISTED LIVING CONCEPTS, INC.

                                CH MERGER, INC.

                                      AND

                     CARRIAGE HOUSE ASSISTED LIVING, INC.

                         DATED AS OF OCTOBER 15, 1997

                              TABLE OF CONTENTS*
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                                                            PAGE
                                                            ----
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                                   ARTICLE I

                                  THE MERGER................  1

SECTION 1.01 The Merger.....................................  1
SECTION 1.02 Conversion of Shares...........................  1
SECTION 1.03 Surrender and Payment..........................  2
SECTION 1.04 Adjustments....................................  3
SECTION 1.05 Fractional Shares..............................  3


                                   ARTICLE II

                           THE SURVIVING CORPORATION........  3

SECTION 2.01 Certificate of Incorporation...................  3
SECTION 2.02 Bylaws.........................................  3
SECTION 2.03 Directors and Officers.........................  3


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                               OF CARRIAGE HOUSE............  3

SECTION 3.01 Corporate Existence............................  3
SECTION 3.02 Corporate Authority; Non-Contravention.........  3
SECTION 3.03 Property.......................................  4
SECTION 3.04 Litigation.....................................  4
SECTION 3.05 Subsidiaries...................................  4
SECTION 3.06 Contingent Liabilities.........................  5
SECTION 3.07 Taxes..........................................  5
SECTION 3.08 Contracts......................................  5
SECTION 3.09 Books and Records..............................  5
SECTION 3.10 Construction Claims............................  5
SECTION 3.11 Documents......................................  5
SECTION 3.12 No Mis-Statement of Material Facts.............  5
SECTION 3.13 Capitalization.................................  5
SECTION 3.14 Foreign Person.................................  6
SECTION 3.15 Financial Statements...........................  6
SECTION 3.16 Absence of Certain Changes.....................  6
SECTION 3.17 No Existing Violation..........................  6
SECTION 3.18 Licenses and Permits...........................  6
SECTION 3.19 Employment Matters.............................  6
SECTION 3.20 Insurance......................................  6
SECTION 3.21 Intellectual Property..........................  7
SECTION 3.22 Tax Free Merger................................  7
SECTION 3.23 Finders' Fees..................................  7
SECTION 3.24 Vote Required..................................  7
SECTION 3.25 Accredited Investor............................  7
SECTION 3.26 Medicare and Medicaid..........................  7
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

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                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                    OF ALC..........................  8


SECTION 4.01 Corporate Existence....................................  8
SECTION 4.02 Corporate Authority; Non-Contravention.................  8
SECTION 4.03 Litigation.............................................  8
SECTION 4.04 No Mis-Statement or Material Facts.....................  8
SECTION 4.05 Capitalization.........................................  8
SECTION 4.06 SEC Filings............................................  8
SECTION 4.07 Financial Statements...................................  9
SECTION 4.08 Tax Free Merger........................................  9
SECTION 4.09 Finder's Fee........................................... 10
SECTION 4.10 Vote Required.......................................... 10


                                   ARTICLE V

                          COVENANTS OF CARRIAGE HOUSE............... 10

SECTION 5.01 Conduct of Carriage House.............................. 10
SECTION 5.02 Access to Information.................................. 10
SECTION 5.03 Other Offers........................................... 11
SECTION 5.04 Notice of Certain Events............................... 11
SECTION 5.05 Stockholder Consent.................................... 11


                                   ARTICLE VI

                               COVENANTS OF ALC..................... 11

SECTION 6.01 Conduct of ALC......................................... 11
SECTION 6.02 Obligations of Merger Subsidiary....................... 12
SECTION 6.03 American Stock Exchange Listing........................ 12
SECTION 6.04 Registration Rights.................................... 12
SECTION 6.05 Notice of Certain Events............................... 12
SECTION 6.06 Use of the Name "Carriage House"....................... 12


                                  ARTICLE VII

                  COVENANTS OF ALC AND CARRIAGE HOUSE............... 12

SECTION 7.01 Reasonable Best Efforts................................ 13
SECTION 7.02 Certain Filings........................................ 13
SECTION 7.03 Public Announcements................................... 13
SECTION 7.04 Further Assurances..................................... 13


                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER................ 13

SECTION 8.01 Conditions to the Obligations of Each Party............ 13
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SECTION 8.02 Conditions to the Obligations of ALC and Merger
             Subsidiary............................................. 13
SECTION 8.03 Conditions to the Obligations of Carriage House........ 14


                                   ARTICLE IX

                                  TERMINATION....................... 15

SECTION 9.01 Termination............................................ 15
SECTION 9.02 Effect of Termination.................................. 15


                                   ARTICLE X

                                 MISCELLANEOUS

SECTION 10.01 Notices............................................... 15
SECTION 10.02 Survival of Representations and Warranties; Indemnity;
              No Waiver of Fraud.................................... 16
SECTION 10.03 Amendments; No Waivers................................ 16
SECTION 10.04 Fees and Expenses/Attorney Fees....................... 17
SECTION 10.05 Successors and Assigns................................ 17
SECTION 10.06 Governing Law......................................... 17
SECTION 10.07 Counterparts; Effectiveness........................... 17
SECTION 10.08 Entire Agreement...................................... 17
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LIST OF EXHIBITS
----------------

EXHIBIT A  ACKNOWLEDGMENT AGREEMENT
EXHIBIT B  REGISTRATION RIGHTS AGREEMENT
EXHIBIT C  NON-COMPETITION AND CONFIDENTIALITY AGREEMENT
EXHIBIT D  ABSOLUTE GUARANTY OF PAYMENT AND PERFORMANCE
EXHIBIT E  LEASE GUARANTY
EXHIBIT F  RELEASE

LIST OF SCHEDULES
-----------------

Schedule 1.02     Conversion Exchange Schedule
Schedule 3.03(a)  Owned Real Property
Schedule 3.03(b)  Leased Real Property
Schedule 3.03(c)  Personal Property
Schedule 3.03(d)  Permitted Exceptions
Schedule 3.03(e)  Environmental Audits
Schedule 3.08     Material Contracts
Schedule 3.19     Employees
Schedule 3.20     Insurance
Schedule 3.21     Intellectual Property
Schedule 8.02(d)  Required Consents of Certain Persons.
Schedule 9.01(b)  Approved Expenditures


* The Table of Contents is not a part of this Agreement.

                          AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (THIS "AGREEMENT") dated as of October___, 1997, among Assisted Living Concepts, Inc., a Nevada corporation ("ALC"), CARRIAGE HOUSE ASSISTED LIVING, INC., a Delaware corporation ("CARRIAGE HOUSE"), and CH Merger, Inc., a Delaware corporation and wholly owned subsidiary of ALC ("MERGER SUBSIDIARY").

WHEREAS, the respective Boards of Directors of ALC, Merger Subsidiary and Carriage House have approved and declared advisable the merger of Merger Subsidiary into Carriage House (THE "MERGER"), upon the terms and subject to the conditions set forth herein;

WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) and
(2)(E) of the Code (as defined below); and

WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a purchase.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

SECTION 1.01 THE MERGER. (a) Upon the terms and subject to the conditions set forth herein, and in accordance with the General Corporation Law of the State of Delaware ("DELAWARE LAW"), Merger Subsidiary shall be merged with and into Carriage House at the Effective Time (as defined in Section 1.01(b)). Following the Merger, the separate existence of Merger Subsidiary shall cease, and Carriage House shall be the surviving corporation (THE "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of Merger Subsidiary in accordance with Delaware law.

(b) Not later than three (3) business days after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, Carriage House and Merger Subsidiary will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (THE "EFFECTIVE TIME").

SECTION 1.02 CONVERSION OF SHARES. At the Effective Time; by virtue of the Merger and without any action on the part of any shareholders of ALC, Merger Subsidiary or Carriage House:

(a) each share of common stock, no par value per share, of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, no par value per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation;

(b) each outstanding share of common stock, .01 par value per share, of Carriage House (THE "CARRIAGE HOUSE SHARES") held by Carriage House as treasury stock or owned by ALC or any subsidiary of ALC immediately prior to the Effective Time shall be cancelled, and no payment shall be made with respect thereto;

(c) each Carriage House Share outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 1.02(b), be converted into the right to receive a certain number of shares (THE "CONVERSION NUMBER") of ALC's common stock, $.01 par value per share (THE "ALC COMMON STOCK"), in accordance with the conversion exchange schedule set forth in SCHEDULE 1.02 attached hereto, except for the right to receive an additional number of shares as indicated in the Registration Rights Agreement in the event ALC shall have failed to register the ALC Common Stock within one hundred twenty (120) days of the Effective Time.

SECTION 1.03 SURRENDER AND PAYMENT. (a) Prior to the Effective Time, ALC shall appoint an agent reasonably acceptable to Carriage House (THE "EXCHANGE AGENT") for the purpose of exchanging certificates as provided hereunder. As of the Effective Time, ALC shall deposit with the Exchange Agent for the benefit of the holders of Carriage House Shares, for exchange in accordance with this Section 1.03, through the Exchange Agent, certificates representing the shares of ALC Common Stock issuable pursuant to Section 1.02 in exchange for outstanding Carriage House Shares. Promptly after the Effective Time, ALC will send, or will cause the Exchange Agent to send, to each holder of Carriage House Shares at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Carriage House Shares and the Acknowledgment Agreement, as defined below, to the Exchange Agent).

(b) Each holder of Carriage House Shares that have been converted into a right to receive ALC Common Stock, upon surrender to the Exchange Agent of (i) a certificate or certificates representing such Carriage House Shares, and (ii) a completed and fully executed Acknowledgment Agreement in the form set forth in EXHIBIT A attached hereto ("ACKNOWLEDGMENT AGREEMENT"), together with a properly completed letter of transmittal covering such shares, will be entitled to receive in exchange therefor (1) that number of whole shares of ALC Common Stock which such holder has the right to receive pursuant to Section 1.02, and (2) cash in lieu of fractional shares of ALC Common Stock which such holder has the right to receive pursuant to Section 1.05, and the certificate or certificates for Carriage House Shares so surrendered shall be cancelled. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive upon such surrender the certificate representing shares of ALC Common Stock and cash in lieu of any fractional shares of ALC Common Stock as contemplated by this Section 1.03 and Section 1.05.

(c) If any shares of ALC Common Stock are to be issued to a Person other than the registered holder of the Carriage House Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such issuance that (i) the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer, (ii) that the Person requesting such issuance shall pay to the Exchange Agent any transfer or other taxes required as a result of such issuance to a Person other than the registered holder of such Carriage House Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable; and (iii) that the Person requesting such issuance shall qualify as an "Accredited Investor" under Regulation D promulgated by the United States Securities and Exchange Commission and shall have completed and executed an Acknowledgment Agreement. For purposes of this Agreement, "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(d) After the Effective Time, there shall be no further registration of transfers of Carriage House Shares. Subject to Section 1.03(e), if, after the Effective Time, certificates representing Carriage House Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided for, and in accordance with the procedures set forth, in this Article I.

(e) Any shares of ALC Common Stock made available to the Exchange Agent pursuant to Section 1.03(a) that remain unclaimed by the holders of Carriage House Shares six months after the Effective Time shall be returned to ALC, upon demand, and any such holder who has not exchanged his Carriage House Shares in accordance with this Section prior to that time shall thereafter look only to ALC to exchange such Carriage House Shares. Notwithstanding the foregoing, ALC shall not be liable to any holder of Carriage House Shares for any amount paid, or any shares of ALC Common Stock delivered to a public official pursuant to applicable abandoned property laws. Any shares of ALC Common Stock or other amounts remaining unclaimed by holders of Carriage House Shares two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of ALC free and clear of any claims or interest of any Person previously entitled thereto.

(f) No dividends or other distributions on shares of ALC Common Stock shall be paid to the holder of any unsurrendered certificates representing Carriage House Shares until such certificates are surrendered and exchanged in accordance with in this Section. Upon such surrender and exchange, there shall be paid, without interest, to the person in whose name the certificates representing the shares of ALC Common Stock into which such shares were converted are registered, all dividends and other distributions paid in respect of such ALC Common Stock on a date subsequent to, and in respect of a record date after, the Effective Time.

SECTION 1.04 ADJUSTMENTS. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of ALC Common Stock shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Conversion Number shall be appropriately adjusted.

SECTION 1.05 FRACTIONAL SHARES. No fractional shares of ALC Common Stock shall be issued in the Merger. All fractional shares of ALC Common Stock that a holder of Carriage House Shares would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the number of fractional shares by the price of $16.25 per share.


                                   ARTICLE II

                           THE SURVIVING CORPORATION

SECTION 2.01 CERTIFICATE OF INCORPORATION. The certificate of incorporation of Carriage House in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

SECTION 2.02 BYLAWS. The bylaws of Carriage House in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

SECTION 2.03 DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of Merger Subsidiary at the Effective Time shall be the officers of the Surviving Corporation.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF CARRIAGE HOUSE

 Carriage House represents and warrants to ALC that:

SECTION 3.01 CORPORATE EXISTENCE. Carriage House is a duly formed and validly existing corporation under the laws of the State of Delaware, and is qualified to do business and is in good standing in the states of Nebraska and Colorado.

SECTION 3.02 CORPORATE AUTHORITY; NON-CONTRAVENTION. Carriage House has full power and authority to execute and deliver this Agreement and all related documents, and to carry out the transactions contemplated herein. This Agreement is valid, binding and enforceable against Carriage House in accordance with its terms. The execution of this Agreement and the consummation of the transactions contemplated herein do not result in a breach of the terms and conditions of, nor constitute a default under, or violation of, Carriage House's Certificate of Incorporation or Bylaws, or, to Carriage House's actual knowledge, any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Carriage House is now a party or by which Carriage House may be bound or affected.

SECTION 3.03 PROPERTY. SCHEDULE 3.03(A) sets forth a complete and accurate legal description of each parcel of real property, and a description of all buildings, improvements and fixtures located thereon, owned by Carriage House (THE "OWNED REAL PROPERTY"). Carriage House has good and marketable, fee simple title to the Owned Real Property, subject to those liens, encumbrances and other matters described in Schedule 3.03(d) attached hereto.

(b) SCHEDULE 3.03(B) sets forth a complete and accurate legal description of each parcel of real property, and a description of all buildings, improvements and fixtures located thereon, in which Carriage House has a leasehold interest (THE "LEASED REAL PROPERTY"). All leases pursuant to which Carriage House leases the Leased Real Property (THE "LEASES") are valid and enforceable in accordance with their terms and, to the actual knowledge of Carriage House, no party is in default or breach, or has threatened to default or breach, under such Leases.

(c) SCHEDULE 3.03(C) sets forth a complete and accurate description of all personal property used or held for use in connection with the business and operations of Carriage House (THE "PERSONAL PROPERTY"), identified by location of such property. To the actual knowledge of Carriage House, no party is in default or breach under any leases or other agreements relating to the Personal Property.

(d) For purposes of the Agreement, the term "Property" means the Owned Real Property, the Leased Real Property and Leases, and the Personal Property. There are no easements, rights of way, liens, security interests, leases, options to purchase, rights of first refusal, or other third-party rights or encumbrances of any kind or nature whatsoever affecting the Property, other than as indicated in the title reports, land surveys and lien searches identified in SCHEDULE 3.03(D) attached hereto ("PERMITTED EXCEPTIONS").

(e) To Carriage House's actual knowledge, and except as disclosed in the Phase I environmental audits identified in SCHEDULE 3.03(E) attached hereto (THE "ENVIRONMENTAL AUDITS"), (1) there does not exist, in or under the Owned Real Property or Leased Real Property, any contaminant, pollutant, toxic or hazardous waste, the release or disposal of which is regulated by any law, regulation, ordinance or code, with the exception of any such materials used by Carriage House in the ordinary course of business and in accordance with applicable law, and (2) neither the Owned Real Property nor the Leased Real Property has ever been used for purposes which may have been conducive to the use or disposal of hazardous materials on such Property, such as (by way of example only and not by means of limitation) a dump, gasoline station, car wash, or industrial or manufacturing use. Carriage House has not received any notice from any authority having jurisdiction over the Owned Real Property or the Leased Real Property that Carriage House or such property, or both, are not in compliance with any applicable environmental laws, regulations, ordinances or orders relating to such property.

(f) Carriage House has not received (1) from any state or local authority having jurisdiction over the Property any written notice of any violation of any law, regulation, ordinance or code affecting any of the Property or the operation thereof, or (2) any written notice of any threatened litigation or anticipated condemnation with respect to any of the Property.

(g) Carriage House possesses no rights or interests in real property other than its rights and interests in the Owned Real Property and Leased Real Property. Carriage House does not own or lease property of any kind in any state or jurisdiction other than the Property located in the State of Nebraska.

SECTION 3.04 LITIGATION. There is no pending or, to Carriage House's actual knowledge, threatened legal action, litigation, arbitration, mediation or administrative proceeding (including without limitation condemnation proceedings) affecting Carriage House or the Property.

SECTION 3.05 SUBSIDIARIES. Carriage House has no subsidiaries, parent companies or other affiliates other than those entities which may be or become shareholders of Carriage House.

SECTION 3.06 CONTINGENT LIABILITIES. Carriage House has no actual knowledge of any conditions, claims, executory contracts or threatened, pending or contingent liabilities which, on and after the Effective Time, might affect ALC's ability to use or operate any Property, or consummate the transaction contemplated by this Agreement.

SECTION 3.07 TAXES. All returns, reports and filings of any kind or nature (including, but not limited to, federal and state tax filings) required to be filed by Carriage House have been fully filed, and all such returns, reports and filings are true, accurate and complete and have been timely filed in compliance with all requirements applicable thereto, and all taxes or other obligations which are due and payable for all periods prior to the Effective Time with respect to the Property and the business operations of Carriage House, and with respect to this transaction, have been, or on or before the Effective Time shall have been, timely paid.

SECTION 3.08 CONTRACTS. SCHEDULE 3.08 sets forth a list of all material oral or written contracts, leases or agreements of any kind affecting or in respect of the Property, the business operations of Carriage House or the employees of Carriage House (with respect to such oral obligations, Schedule 3.08 shall include narrative descriptions of such obligations, the name and addresses of all parties thereto, and the nature of and date of entry into the transactions)(THE "CONTRACTS"). Carriage House is in full compliance with each of the terms and conditions of each of the Contracts. To the actual knowledge of Carriage House, no other party is in default or breach, or has threatened to default or breach, under any of the Contracts.

SECTION 3.09 BOOKS AND RECORDS. The records and books of account of Carriage House that will be made available to ALC are true, complete and correct, and such records and books of account have been kept in accordance with generally accepted accounting principles consistently applied and fairly represent and reflect all transactions relating to the Property and the business operations of Carriage House.

SECTION 3.10 CONSTRUCTION CLAIMS. To Carriage House's actual knowledge, all contractors, subcontractors, laborers and materialmen who have performed work upon or furnished labor and/or materials to improve or benefit any Leased Real Property have been paid in full and, with respect to Owned Real Property, have been paid current or within the terms of the applicable construction contracts.

SECTION 3.11 DOCUMENTS. Carriage House has provided ALC with each and every material document by which Carriage House is bound affecting or in respect of the Property and the business operations of Carriage House; there have been no written or oral modifications to or of such documents and no oral representations, obligations or commitments of any kind have been made by or to Carriage House with respect to the Property or the business operations of Carriage House.

SECTION 3.12 NO MIS-STATEMENT OF MATERIAL FACTS. No representation, warranty or covenant of Carriage House in this Agreement, nor any statement or document furnished or to be furnished to ALC pursuant to this Agreement or in connection with the transaction contemplated hereby, includes any misstatement of a material fact. The copies of all instruments, agreements, other documents and written information (including the Exhibits attached to this Agreement) delivered to ALC by Carriage House are complete and correct in all material respects as of the date of this Agreement.

SECTION 3.13 CAPITALIZATION. As of the date hereof, the authorized capital stock of Carriage House is Twenty Thousand (20,000) shares, .01 par value, of which Ten Thousand (10,000) shares (including shares held by ALC) are issued and outstanding. All issued and outstanding Carriage House Shares are validly issued, fully paid and non-assessable, and not subject to any preemptive or similar right. There are, and as of the Effective Time there shall be, (i) no shares of capital stock or other voting securities of Carriage House outstanding other than the Carriage House Shares, (ii) no securities of Carriage House convertible into or exchangeable for shares of capital stock or voting securities of Carriage House, and (iii) no options, warrants or other rights to acquire from Carriage House, and no obligation of Carriage House to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Carriage House.

SECTION 3.14 FOREIGN PERSON. Carriage House is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended, and Carriage House agrees to provide a FIRPTA affidavit at Effective Time so stating.

SECTION 3.15 FINANCIAL STATEMENTS. Carriage House has delivered or made available to ALC true and complete copies of the consolidated financial statements (including a balance sheet as of September 30, 1997 and a 1997 year to date income statement) of Carriage House (THE "FINANCIAL STATEMENTS") as, of and through September 30, 1997. The Financial Statements fairly present in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis, the consolidated financial position of Carriage House as of the dates thereof and their consolidated results of operations for the periods then ended.

SECTION 3.16 ABSENCE OF CERTAIN CHANGES. Except as contemplated hereby since September 30, 1997, Carriage House has conducted its business in all material respects in the ordinary course consistent with past practices, and (i) Carriage House has not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business, extent to the extent disclosed herein; (ii) Carriage House has not sustained any loss or interference with its business or Properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance); (iii) except for the closing of additional loans and funding of additional disbursements on existing loans and/or sale and leaseback transactions or commitments with LTC, all of which are fully disclosed on its financial statements to the extent completed prior to the effective date of such financial statements, there has been no material change in the indebtedness of Carriage House, no change in the outstanding shares of Carriage House and no dividend or distribution of any kind declared, paid or made by Carriage House.

SECTION 3.17 NO EXISTING VIOLATION. Carriage House is not in violation of its charter or other organization documents or by-laws, and, to Carriage House's actual knowledge, the Property and operations of Carriage House are in compliance in all material respects with, (i) any and all applicable federal, state and local laws, statutes, ordinances or administrative or governmental rules or regulations, permits and licenses, and (ii) any and all orders, decrees or judgments of any governmental entity having jurisdiction over the Carriage House, including without limitation all laws, rules, regulations and orders relating to public and worker health and safety and the protection and clean-up of the environment and activities or conditions related thereto, including but not limited to those relating to the generation, handling, disposal, transportation or release of hazardous materials or substances.

SECTION 3.18 LICENSES AND PERMITS. Carriage House has received such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate governmental entities (THE "COMPANY LICENSES") as are necessary to own or lease and operate its businesses substantially in the manner as currently owned or leased and conducted, and all such Company Licenses are valid and in full force and effect. Carriage House is in compliance in all material respects with its obligations under the Company Licenses, and no event has occurred that allows, or after notice or lapse of time, or both, would allow, revocation or termination of any material Company License.

SECTION 3.19 EMPLOYMENT MATTERS. SCHEDULE 3.19 sets forth the list of all employees of Carriage House and the location of their employment. Except as disclosed on SCHEDULE 3.19, all employees of Carriage House are employed on an at-will basis, and there are no employment contracts, collective bargaining agreements, pension, bonus, profit sharing, stock option or other agreements or arrangements providing for employee enumeration or benefits to which Carriage House is a party. There is no pending or, to the actual knowledge of Carriage House, threatened labor dispute, strike or work stoppage effecting the operations of Carriage House.

SECTION 3.20 INSURANCE. SCHEDULE 3.20 sets forth a list of insurance policies held by Carriage House concerning the operations of its business. Carriage House has maintained and now maintains (i) adequate insurance on all its assets of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (ii) adequate insurance protection against all liabilities, claims and risks against which it is customary to insure. Carriage House is not in default with respect to payment of premiums on any such policies, and to the knowledge of Carriage House, there is no claim pending under any such policy.

SECTION 3.21 INTELLECTUAL PROPERTY. SCHEDULE 3.21 attached hereto is a schedule of all trade names, trademarks, service marks, copyrights and patents owned by Carriage House or in which it has any rights or licenses, together with a brief description of each (THE "INTELLECTUAL PROPERTY"). Carriage House has not infringed, and is not now infringing, on any trade name, trademark, service mark, copyright or patent belonging to any other Person.

SECTION 3.22 TAX FREE MERGER. (a) At the Effective Time, the Surviving Corporation will hold at least 90 percent of the fair market value of the net assets, and at least 70 percent of the fair market value of the gross assets, held by Carriage House prior to the Merger. For purposes of this representation, amounts used by Carriage House to pay reorganization expenses and all redemptions, distributions and payments, in cash or property, made by Carriage House in connection with the Merger shall be included as assets of Carriage House prior to the Merger.

(b) In the Merger, Carriage House Shares representing control of Carriage House, as defined in Section 368(c)(1) of the Internal Revenue Code of 1986, as amended (THE "CODE"), will be exchanged solely for voting stock of ALC. For purposes of this representation, Carriage House Shares exchanged for cash or other property originating with ALC will be treated as outstanding Carriage House Shares on the date of the Merger.

(c) Since its incorporation there has been no dividend or distribution of any kind declared, paid or made by Carriage House.

(d) There is no intercorporate indebtedness existing between ALC and Carriage House or between Merger Subsidiary and Carriage House.

(e) Except as provided in Section 10.04 of this Agreement, Carriage House and/or the stockholders of Carriage House will pay their respective expenses, if any, incurred in connection with the Merger.

(f) Carriage House is not an investment company as such term is defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

(g) Carriage House is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

(h) on the Effective Date, the fair market value of the assets of Carriage House will exceed the sum of Carriage House's liabilities plus the amount of liabilities, if any, to which the assets are subject.

(i) Carriage House has not knowingly taken, and will not knowingly take, any action that would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a)(1)(A) and (2)(E) of the Code.

SECTION 3.23 FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Carriage House who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

SECTION 3.24 VOTE REQUIRED. Except as contemplated by this Agreement, the affirmative vote of the holders of a majority of the outstanding Carriage House Shares, voting together as a single class, are the only votes of the holders of any class or series of Carriage House's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

SECTION 3.25 ACCREDITED INVESTOR. Prior to and as of the Effective Time, each holder of Carriage House Shares that have converted to the right to receive ALC common stock under Section 1.02 hereof, shall qualify as an "accredited investor" under Regulation D promulgated by the United States Securities and Exchange Commission.

SECTION 3.26 MEDICARE AND MEDICAID. Reimbursement by Medicare and/or Medicaid is not permitted in Nebraska for facilities of the type operated by Carriage House. As a consequence: (a) Carriage House has not filed any Medicare and/or Medicaid returns, cost reports or other filings; (b) there is no basis for any claims or requests for reimbursement from any such agency, instrumentality, entity or third-party payor; and (c) Carriage House is not subject to any audit relating to fraudulent Medicare or Medicaid procedures or practices.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF ALC

 ALC represents and warrants to Carriage House that:

SECTION 4.01 CORPORATE EXISTENCE. ALC is a duly formed and validly existing corporation under the laws of the State of Nevada, and Merger Subsidiary is a duly formed and validly existing corporation under the laws of the State of Delaware.

SECTION 4.02 CORPORATE AUTHORITY; NON-CONTRAVENTION. Each of ALC and Merger Subsidiary has full power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein. This Agreement is valid, binding and enforceable against ALC and Merger Subsidiary in accordance with its terms. The execution of this Agreement and the consummation of the transactions contemplated herein do not result in a breach of the terms and conditions of, nor constitute a default under or violation of the Certificate of Incorporation or Bylaws of ALC or Merger Subsidiary, or, to the best of ALC's knowledge, any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which ALC or Merger Subsidiary is now a party or by which ALC or Merger Subsidiary or any of their assets may be bound or affected.

SECTION 4.03 LITIGATION. There is no pending or threatened legal action, litigation, arbitration, mediation or administrative proceeding (including without limitation condemnation proceedings) affecting ALC or Merger Subsidiary, or their respective assets or properties (or any of them) which, if determined adversely to ALC or Merger Subsidiary, would have a material adverse effect on ALC's or Merger Subsidiary's ability to consummate the Merger as contemplated herein.

SECTION 4.04 NO MIS-STATEMENT OR MATERIAL FACTS. No representation, warranty or covenant of ALC or Merger Subsidiary in this Agreement, nor any statement or document furnished or to be furnished to Carriage House pursuant to this Agreement or in connection with the transaction contemplated hereby, includes any misstatement of material fact. The copies of all instruments, agreements, other documents and written information (including the exhibits attached to this Agreement) delivered to Carriage House by ALC or Merger Subsidiary are complete and correct in all respects as of the date of this Agreement.

SECTION 4.05 CAPITALIZATION. As of the date hereof, the authorized capital stock of ALC consists of 80,000,000 shares of ALC Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share. As of July 31, 1997 ALC had 11,043,512 shares of Common Stock issued and outstanding and no outstanding shares of Preferred Stock. The shares of ALC Common Stock exchanged for Carriage House Shares in the Merger have been duly authorized, and when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof will not be subject to any preemptive or other similar right.

SECTION 4.06 SEC FILINGS. (a) ALC has delivered or made available to Carriage House (i) its annual report on Form 10-K for the fiscal year ended December 31, 1996 (the "ALC 10-K"), (ii) its quarterly report on Form 10-Q for its fiscal quarter ended March 31, 1997; (iii) its quarterly report on Form 10-Q for its fiscal quarter ended June 30, 1997, (iv) its current reports on Form 8-K dated July 24, 1997 (v) its proxy statement relating to the annual meeting of stockholders held on May 22, 1997, and (vi) all of its other reports, statements, schedules and registration statements filed by ALC with the SEC since June 30, 1997, and in each case all materials incorporated therein by reference or filed therewith as exhibits.

SECTION 4.07 FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited consolidated interim financial statements of ALC and its subsidiaries included in the ALC 10-K and the quarterly reports on Form 10-Q referred to in Section 4.06 fairly present in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of ALC and its subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).

SECTION 4.08 TAX FREE MERGER. (a) Following the Merger, the Surviving Corporation will hold at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, held by Carriage House prior to the Merger, and at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, held by Merger Subsidiary prior to the Merger. For purposes of this representation, amounts used by Carriage House to pay reorganization expenses and all redemptions, distributions and payments, in cash or property, made by Carriage House in connection with the Merger shall be included as assets of Carriage House prior to the Merger;

(b) prior to the Merger, ALC will be in control of Merger Subsidiary within the meaning of Section 368(c) of the Code;

(c) ALC has no plan or intention as part of the plan of the Merger to cause the Surviving Corporation to issue after the Effective Time additional shares of stock that would result in ALC losing control of the Surviving Corporation within the meaning of Section 368(c) of the Code or any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Surviving Corporation that, if exercised or converted, would affect ALC's acquisition or retention of control of the Surviving Corporation, as defined in Section 368(c) of the Code;

(d) ALC has no plan or intention to reacquire any of the ALC Common Stock issued in the Merger;

(e) ALC has no plan or intention to liquidate the Surviving Corporation, to merge the Surviving Corporation with or into another corporation or to sell or otherwise dispose of the Surviving Corporation stock except for transfers of stock to a corporation controlled by ALC;

(f) following the Merger, the Surviving Corporation will continue Carriage House's historic business or use a significant portion of its historic business assets in a business;

(g) Merger Subsidiary will have no liabilities assumed by Carriage House and will not transfer to Carriage House any assets subject to liabilities, in the Merger;

(h) there is no intercorporate indebtedness existing between ALC and Carriage House or between Merger Subsidiary and Carriage House;

(i) except as provided in Section 10.04 of this Agreement, ALC and Merger Subsidiary will pay their respective expenses incurred in connection with the Merger;

(j) neither ALC nor Merger Subsidiary is an investment company as such term is defined in Section 368(a)(2)(F)(iii) and (iv) of the Code;

(k) following the Effective Time, ALC shall use its best efforts, and shall cause the Surviving Corporation to use its best efforts, to conduct its business and the Surviving Corporation's business in a manner which would not jeopardize the characterization of the Merger as a reorganization within the meaning of
Section 368(a)(1)(A) and (2)(E) of the Code.

SECTION 4.09 FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of ALC or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

SECTION 4.10 VOTE REQUIRED. The affirmative vote of the majority of the Board of Directors of ALC are the only votes necessary to approve this Agreement and the transactions contemplated hereby on behalf of ALC.

                                   ARTICLE V

                          COVENANTS OF CARRIAGE HOUSE

 Carriage House agrees with ALC that:

SECTION 5.01 CONDUCT OF CARRIAGE HOUSE. Except as expressly contemplated by this Agreement, from the date hereof until the earlier to occur of the Effective Time and the termination hereof, Carriage House (i) shall conduct its business in the ordinary course consistent with past practices and pursuant to its existing contracts and commitments; (ii) shall use its reasonable best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees; preserve and protect the Owned Real Property, the Leased Real Property and the Personal Property; and (iv) conduct its business in material compliance with all applicable laws and regulations. Except as otherwise approved in writing by ALC or as expressly contemplated by this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time:

(a) Carriage House will not adopt or propose any change in its certificate of incorporation or bylaws;

(b) Carriage House will not merge or consolidate with any other Person or acquire a material amount of stock or assets of any other Person;

(c) Carriage House will not sell, lease, license or otherwise dispose of any of the Property except (i) pursuant to existing contracts or commitments, (ii) in the ordinary course consistent with past practice;

(d) Carriage House will not declare or pay any dividends or make any distributions on any Carriage House Shares;

(e) Carriage House will not (i) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any Carriage House Shares (ii) split, combine or reclassify any Carriage House Shares, or (iii) repurchase, redeem or otherwise acquire any Carriage House Shares;

(f) except as otherwise expressly permitted hereby, Carriage House will not make any commitment or enter into any contract or agreement material to Carriage House except pursuant to existing written contracts or commitments or in the ordinary course of business consistent with past practice;

(g) Except pursuant to existing written contracts or commitments, Carriage House will not take any action that would make any representation and warranty of Carriage House hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time; and

(h) except as otherwise expressly permitted hereby, Carriage House will not agree or commit to do any of the foregoing.

SECTION 5.02 ACCESS TO INFORMATION. From the date hereof until the earlier to occur of the Effective Time and the termination hereof, Carriage House will give ALC, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of Carriage House, will furnish to ALC, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct Carriage House's employees, counsel and financial advisors to cooperate with ALC in its investigation of the business of Carriage House; provided that no investigation pursuant to this Section shall affect any representation or warranty given by Carriage House to ALC hereunder. ALC shall, and shall cause its counsel, financial advisors, auditors and other authorized representatives to, retain all information obtained from Carriage House hereunder on a confidential basis.

SECTION 5.03 OTHER OFFERS. From the date hereof until the earlier to occur of the Effective Time and the termination hereof, Carriage House and the officers, directors, employees or other agents of Carriage House will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Carriage House Acquisition Proposal (as defined below) or (ii) unless otherwise required in accordance with the fiduciary duties of the Board of Directors under applicable law as advised by counsel to Carriage House, engage in negotiations with, or disclose any non-public information relating to Carriage House or afford access to the properties, books or records of Carriage House to, any Person that may be considering making, or has made, a Carriage House Acquisition Proposal. Carriage House will promptly notify ALC after receipt of any Carriage House Acquisition Proposal or any indication that any Person is considering making a Carriage House Acquisition Proposal or any request for non-public information relating to Carriage House or for access to the properties, books or records of Carriage House by any Person that may be considering making, or has made, Carriage House Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for a merger or other business combination involving Carriage House or the acquisition of any equity interest in, or a substantial portion of the assets of, Carriage House, other than the transactions contemplated by this Agreement.

SECTION 5.04 NOTICES OF CERTAIN EVENTS. Carriage House shall promptly notify ALC of:

(a) any notice or other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement;

(b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; or

(c) any actions, suits, claims, investigations or proceedings commenced or, to its actual knowledge, threatened against, relating to or involving or otherwise affecting Carriage House, or which relate to the consummation of the transactions contemplated by this Agreement, or of any event or circumstance which would cause any of Carriage House's representations and warranties contained herein to be incorrect in any material respect.

SECTION 5.05 STOCKHOLDER CONSENT. Carriage House shall either cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger, or shall obtain such approval and adoption by unanimous written consent of its stockholders. The Directors of Carriage House shall, unless otherwise required in accordance with their fiduciary duties as advised by counsel, recommend approval and adoption of this Agreement and the Merger by Carriage House's stockholders. In connection with such meetings or written consents, Carriage House will, subject to the foregoing, use its reasonable best efforts to obtain the unanimous approval by its stockholders of this Agreement, the transactions contemplated hereby and such other matters as are contemplated by the terms of this Agreement or required by Delaware Law, and will otherwise comply with all legal requirements applicable to such meetings or written consents.

                                   ARTICLE VI

                                COVENANTS OF ALC

 ALC agrees with Carriage House that:

SECTION 6.01 CONDUCT OF ALC. Except as expressly contemplated by this Agreement, from the date hereof until the earlier to occur of the Effective Time and the termination hereof, unless Carriage House shall have consented in writing thereto (which consent shall not be unreasonably withheld or delayed), ALC and its Subsidiaries (i) shall conduct their business in the ordinary course consistent with past practices and pursuant to existing contracts and commitments, (ii) shall use their respective best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees, and (iii) shall not amend any of the material terms or provisions of any ALC Common Stock, except for any such amendments which affect equally all shares of ALC Common Stock.

SECTION 6.02 OBLIGATIONS OF MERGER SUBSIDIARY. ALC will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

SECTION 6.03 AMERICAN STOCK EXCHANGE LISTING. ALC shall use its reasonable best efforts to cause the shares of ALC Common Stock to be issued in the Merger to be approved for listing on the American Stock Exchange subject to official notice of issuance, prior to the Effective Time.

SECTION 6.04 REGISTRATION RIGHTS. The ALC Common Stock to be issued to the Shareholders will not be registered under the Securities Act of 1933 (the "1933 Act") prior to being issued in connection with the Merger. The issuance of the ALC Common Stock will be made to the Accredited Investor Shareholders under Regulation D promulgated by the SEC pursuant to the 1933 Act. ALC shall take all action necessary to enter into the Registration Rights Agreement substantially in the form attached hereto as EXHIBIT B (THE "REGISTRATION RIGHTS AGREEMENT"). After the Effective Time a shelf registration statement shall be filed by ALC for the Accredited Investor Shareholders. ALC shall use its reasonable best efforts to cause such registration statement to become effective within sixty
(60) days after the Effective Time and to remain effective during the two-year period following the Effective Time; provided that, if ALC shall have failed to register the ALC Common Stock within one hundred twenty (120) days after the Effective Time, the total number of shares of common stock of ALC to be distributed to the Shareholders shall be increased by 33,746 shares, which additional shares shall be distributed to the Shareholders in the same exchange ratio as provided on Schedule 1.02 to this Agreement.

SECTION 6.05 NOTICE OF CERTAIN EVENTS. Each of ALC and Merger Subsidiary shall promptly notify Carriage House of:

(a) any notice or other communication from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the transactions contemplated by this Agreement;

(b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; or

(c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting it or any of its Subsidiaries which, if determined adversely to ALC or Merger Subsidiary, would have a material adverse effect on ALC's or Merger Subsidiary's ability to consummate the Merger as contemplated herein, or which relate to the consummation of the transactions contemplated by this Agreement, or of any event or circumstance which would cause any of ALC's representations and warranties contained herein to be incorrect in any material respect.

SECTION 6.06 USE OF THE NAME "CARRIAGE HOUSE". ALC shall have the right to the use of the name "Carriage House" for a period of not to exceed ninety (90) days after the Effective Date, at which time ALC shall relinquish such right.

                                  ARTICLE VII

                      COVENANTS OF ALC AND CARRIAGE HOUSE

 The parties hereto agree with each other that:

SECTION 7.01 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

SECTION 7.02 CERTAIN FILINGS. Carriage House and ALC shall cooperate with one another in determining whether any action by or in respect of, or filing with, any governmental or regulatory agency is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, and in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

SECTION 7.03 PUBLIC ANNOUNCEMENTS. From and after the date of this Agreement, ALC and Carriage House will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

SECTION 7.04 FURTHER ASSURANCES. After the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Carriage House or Merger Subsidiary, any deeds, bills of sale, assignments, assurances, instruments or other documents and to take and do, in the name and on behalf of Carriage House or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of Carriage House acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

SECTION 8.01 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of Carriage House, ALC and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

(a) the Board of Directors of Carriage House shall have submitted the Merger for approval to the stockholders of Carriage House in compliance with the applicable provisions of Delaware Law, and all of the holders of all of the issued and outstanding Carriage House shares shall have signed written consents or voted in favor of the Merger; and

(b) no provision of any applicable domestic law or regulation and no judgment, injunction, order or decree of a court of competent jurisdiction shall restrain or prohibit the consummation of the Merger.

SECTION 8.02 CONDITIONS TO THE OBLIGATIONS OF ALC AND MERGER SUBSIDIARY. The obligations of ALC and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions:

(a) Carriage House shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of Carriage House contained in this Agreement shall be true in all material respects at and as of the Effective Time as if made at and as of such time, and ALC shall have received a certificate signed by an executive officer of Carriage House to the foregoing effect;

(b) ALC shall have received a copy of the resolutions of the Board of Directors of Carriage House authorizing the Merger, which copy shall be certified by an executive officer of Carriage House;

(c) ALC shall have completed a due diligence review of the business and operations of Carriage House, satisfactory to ALC in its sole discretion;

(d) Carriage House shall have obtained the consent or approval of each Person whose consent or approval is required in connection with this transaction under any mortgage, note, bond, indenture, agreement or other instrument to which Carriage House is now a party, including but not limited to consents from the Persons listed on Schedule 8.02(d);

(e) ALC shall have obtained the consent or approval, or made filings with, any governmental entity whose consent or approval, or filing with, is required with respect to the Company Licenses and Carriage House shall have cooperated with ALC as reasonably necessary in connection with the same;

(f) Carriage House and LTC, respectively, shall have provided estoppel certificates, in a form acceptable to ALC, with respect to each of: (i) the Leases and the Leased Real Property; and (ii) those Contracts relating to the construction, development and permanent financing of the Owned Real Property;

(g) each holder of Carriage House Shares shall qualify as an "Accredited Investor" under Regulation D promulgated by the United States Securities and Exchange Commission and shall have signed an Acknowledgment Agreement substantially in the form of EXHIBIT A so certifying;

(h) Each of Robert Siebel, Consulting Management and Education, Inc. ("CME"), Anne Markarian and Paul Parker shall have entered into a Non-Competition and Confidentiality Agreement substantially in the form attached hereto as EXHIBIT C; and

(j) the shares of ALC Common Stock to be issued in connection with the Merger shall have been approved for listing on the American Stock Exchange (THE "AMEX").

SECTION 8.03 CONDITIONS TO THE OBLIGATIONS OF CARRIAGE HOUSE. The obligations of Carriage House to consummate the Merger are subject to the satisfaction of the following further conditions:

(a) ALC and Merger Subsidiary shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Effective Time, the representations and warranties of ALC and Merger Subsidiary contained in this Agreement shall be true in all material respects at and as of the Effective Time as if made at and as of such time, and Carriage House shall have received a certificate signed by an executive officer of each of ALC and Merger Subsidiary to the foregoing effect;

(b) Carriage House shall have received a copy of the resolutions of the Board of Directors of ALC authorizing the Merger, which copy shall be certified by an executive officer of ALC;

(c) Carriage House and ALC shall have entered into the Registration Rights Agreement substantially in the form attached hereto as EXHIBIT B;

(d) The shares of ALC Common Stock to be issued in connection with the Merger shall have been approved for listing on the AMEX;

(e) ALC shall have entered into the Absolute Guaranty of Payment and Performance substantially in the form attached hereto as EXHIBIT D;

(f) ALC shall have entered into the Lease Guaranty substantially in the form attached hereto as EXHIBIT E;

(g) LTC shall have entered into the Release substantially in the form attached hereto as EXHIBIT F; and

(h) The Consulting Agreement between Carriage House and CME shall have been terminated and ALC shall have paid the termination payment to CME of $267,600.

                                   ARTICLE IX

                                  TERMINATION

SECTION 9.01 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of Carriage House or by the Board of Directors of ALC):

(a) by Carriage House, if the daily closing price of ALC Common Stock on the American Stock Exchange shall have been less than $14.00 per share between September 30, 1997 and the Effective Time;

(b) by ALC if Carriage House makes any expenditures in excess of $10,000, except for expenditures listed on SCHEDULE 9.01(B), which are approved, without the prior written approval of William McBride on behalf of ALC.

(c) by mutual written consent of Carriage House and ALC;

(d) by either Carriage House or ALC, if the Merger has not been consummated by October 31, 1997 (provided that the right to terminate this Agreement under this clause shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure to consummate the Merger by such date);

(e) by either Carriage House or ALC, if there shall be any applicable domestic law, rule or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree of a court of competent jurisdiction shall restrain or prohibit the consummation of the Merger, and such judgment, injunction, order or decree shall become final and nonappealable;

(f) by either Carriage House or ALC, if the unanimous stockholder approval referred to in Section 8.01(a) shall not have been obtained by reason of the failure to obtain: (i) the requisite vote upon a vote at a duly held meeting of stockholders or at any adjournment thereof; or (ii) written consents signed by all of the holders of all of the issued and outstanding shares of stock of Carriage House;

(g) by either Carriage House or ALC (the "Terminating Party") if (x) there has been a breach by the other party of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a material adverse effect on the Terminating Party, or (y) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Terminating Party to the other party, or (z) Carriage House has entered into an agreement or agreement in principle with respect to any Company Acquisition Proposal.

SECTION 9.02 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 9.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the parties shall be liable for any willful breaches hereof.

                                   ARTICLE X

                                 MISCELLANEOUS

SECTION 10.01 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given, if to ALC or Merger Subsidiary, to:

     Assisted Living Concepts, Inc., 9955 SE Washington Street, Suite 201, Portland, Oregon, 97216, Telephone (503) 252-6233, Facsimile (503) 252-6597
Attention: William McBride, III.

with a copy to:

     Bullivant Houser Bailey Pendergrass & Hoffman, 300 Pioneer Tower, 888 SW Fifth Avenue, Portland, Oregon, 97204, Telephone (503) 228-6351, Facsimile (503) 295-0915 Attention: Sandra Campbell, Esq.

if to Carriage House, to:

     Carriage House Assisted Living, Inc., 13185 W. Green Mountain Drive, Lakewood, Colorado, 80228, Telephone (303) 980-0611, Facsimile (303) 986-4043
Attention: Robert V. Siebel.

with a copy to:

     Rosenfeld & Wolff, 2049 Century Park East, Suite 600, Los Angeles, California, 90067, Telephone (310) 556-1221, Facsimile (310) 556-0401 Attention:
Morton Rosenfeld, Esq.

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy during the normal business hours of the recipient, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate answer back is received or at the beginning of the next business day of the recipient or (ii) if given by any other means, when delivered at the address specified in this Section.

SECTION 10.02 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY; NO WAIVER OF FRAUD. (a) The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except with respect to: (i) Article I, Section 7.04 and the agreements referenced in Section 8.02(g) and Section 8.03(c), (e), (f) and (g); and (ii) any liability that any party may have at law or in equity based upon that party's fraudulent acts or omissions. No provision of this Agreement shall be deemed a waiver by any party to this Agreement of any right or remedy which such party may have at law or in equity based upon any other party's fraudulent acts or omissions, nor shall any such provision limit or be deemed to limit (x) the amounts of recovery sought or awarded in any such claim for fraud, (y) the time period during which a claim for fraud may be brought, or
(z) the recourse which any party may seek against another party with respect to a claim for fraud; provided further that, with respect to such rights and remedies at law or in equity, the parties further acknowledge and agree that none of the provisions of this Section 10.02, nor any reference to this Section
10.02 throughout this Agreement, shall be deemed a waiver of any defenses that might be available in respect of actions or claims for fraud, including but not limited to, defenses of statutes of limitations or limitations of damages.

SECTION 10.03 AMENDMENTS; NO WAIVERS. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Carriage House, ALC and Merger Subsidiary or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that (i) any waiver or amendment shall be effective against a party only if the Board of Directors of such party approves such waiver or amendment and only the Board of Directors can take actions on behalf of that party and (ii) after the adoption of this Agreement by the stockholders of Carriage House, no such amendment or waiver shall, without the further approval of such stockholders and each party's Board of Directors upon recommendation, alter or change (x) the amount or kind of consideration to be received in exchange for any shares of capital stock of Carriage House, (y) any term of the certificate of incorporation of the Surviving Corporation or (z) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of Carriage House.

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

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 10.04 FEES AND EXPENSES/ATTORNEY FEES. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided, however, that should any party hereto retain counsel for the purpose of enforcing or preventing the breach of any provision of this Agreement, including but not limited to instituting or defending any action or proceeding to enforce any provision hereof, then, if said matter is settled by judicial determination, the prevailing party shall be entitled to be reimbursed by the losing party for all costs and expenses incurred thereby including but not limited to reasonable attorneys', paralegals', experts' and accountants' fees. Notwithstanding the foregoing, ALC shall pay the reasonable attorney fees and costs incurred in the representation of the interests of Carriage House in this transaction of: (a) Rosenfeld and Wolff not to exceed $25,000; and (b) Don Banghart not to exceed $5,000.

SECTION 10.05 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

SECTION 10.06 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware applicable in the case of agreements made and to be performed entirely within such State.

SECTION 10.07 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

SECTION 10.08 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not expressly set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder except for the provisions of Article I, which are intended for the benefit of the stockholders of Carriage House.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                         ASSISTED LIVING CONCEPTS, INC.



                         By:   /s/ Keren Brown Wilson
                             ----------------------------
                             Keren Brown Wilson, President


                         CH MERGER, INC.



                         By:  /s/ Keren Brown Wilson
                             ----------------------------
                             Keren Brown Wilson, President


                         CARRIAGE HOUSE ASSISTED LIVING, INC.



                         By:  /s/ Robert V. Siebel
                             ---------------------------
                             Robert V. Siebel, President

                                  ATTESTATIONS

I, Stephen Gordon, Secretary of Assisted Living Concepts, Inc., a Nevada corporation ("ALC"), certify that the signature of Keren Brown Wilson, President of ALC, appearing on the foregoing Agreement and Plan of Merger dated as of October 15, 1997 among ALC, CH Merger, Inc. and Carriage House Assisted Living, Inc., is a true specimen of her signature.

Dated October 23, 1997


                                   /s/ Stephen Gordon
                                 ---------------------------
                                 Stephen Gordon, Secretary


I, Barbara Padak, Secretary of Carriage House Assisted Living, Inc., a Delaware corporation ("Carriage House"), certify that the signature of Robert Siebel, President of Carriage House Assisted Living, Inc., appearing on the foregoing Agreement and Plan of Merger dated as of __________ ___, 1997 among _______________________, _________ and _________________, is a true specimen of his signature.

Dated as of October 23, 1997



                                 /s/ Barbara Paddock
                                ---------------------------
                                 Secretary


I, Stephen Gordon, Secretary of CH Merger, Inc., a Delaware corporation ("Merger Subsidiary"), certify that the signature of Keren Brown Wilson, President of Merger Subsidiary appearing on the foregoing Agreement and Plan of Merger dated as of October 15, 1997 among Carriage House Assisted Living, Inc., Assisted Living Concepts, Inc. and Merger Subsidiary, is a true specimen of her signature.

Dated October 23, 1997



                                  /s/ Stephen Gordon
                                 ----------------------------
                                 Stephen Gordon, Secretary